UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K


                     CURRENT REPORT PURSUANT TO SECTION 13
                 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported): July 12, 2000


                       Commission file number 0-19198


                 FIRST DEARBORN INCOME PROPERTIES L.P. II
           (Exact name of registrant as specified in its charter)


     Delaware                                          36-3591517
(State of organization)                     (IRS Employer Identification No.)


154 West Hubbard Street, Suite 250, Chicago, IL               60610
   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code (312) 464-0100



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Item 2.  Acquisition or Disposition of Assets

On July 12, 2000, Evanston Galleria Limited Partnership, an Illinois limited partnership ("Evanston Galleria") in which the registrant, First Dearborn Income Properties L.P. II, (the "Partnership"), owns a 23.87% interest, conveyed its sole asset, Evanston Galleria in Evanston, Illinois, to an unaffiliated purchaser. The sale price was in the amount of $9,900,000. Coincidentally, there was a settlement of the original claims of the partnership against the original developers of the project. Evanston Galleria was relieved of $175,000 of second mortgage debt and accrued interest thereon.

From the $9,900,000 sale proceeds, Evanston Galleria repaid $8,311,740 of first mortgage debt. Property tax prorations totaled $314,680, and other closing related prorations and expenses totaled $560,809. Net proceeds from the sale totaled $703,771.

A gain of approximately $2,100,000 will be recognized on the transaction of which approximately $700,000 will be allocated to the Partnership. It is anticipated that approximately $210,000 will be received by the Partnership upon the liquidation of Evanston Galleria LP.

The Evanston Galleria property was the only remaining real estate investment of the Partnership. It is expected that the Partnership will be liquidated prior to December 31, 2000.




SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	FIRST DEARBORN INCOME PROPERTIES L.P. II
	(Registrant)


	By:  FDIP, Inc.
	(Managing General Partner)



July 21, 2000	By:  Robert S. Ross
	President
	(Principal Executive Officer)




July 21, 2000	By:  Bruce H. Block
	Vice President
	(Principal Financial Officer)